FOR IMMEDIATE RELEASE
Contact: Nick Zangari
(502) 394-1157
Nick.Zangari@kyderby.com
Churchill Downs Incorporated Announces Pricing of $600 Million
Senior Notes due 2027
LOUISVILLE, Ky. (March 20, 2019) - Churchill Downs Incorporated (“CDI”) (Nasdaq: CHDN) today announced that it successfully priced its previously announced offering of senior notes due 2027 (the “Notes”) and increased the aggregate principal amount of Notes offered and sold from $400 million to $600 million. The Notes were priced to reflect an annual interest rate of 5.50%.
The offering of the Notes is expected to close on March 25, 2019, subject to customary closing conditions.
CDI intends to use the net proceeds from the offering to repay outstanding indebtedness and for general corporate purposes.
The Notes are being offered in a private offering that is exempt from registration under the Securities Act of 1933, as amended (the “Securities Act”). The Notes will be senior unsecured obligations of CDI and will be guaranteed by each of CDI’s domestic subsidiaries that guarantee its senior secured revolving credit facility and its existing senior notes due 2028. The Notes and related guarantees are being offered only to persons reasonably believed to be qualified institutional buyers in reliance on Rule 144A under the Securities Act or, outside the United States, to persons other than “U.S. persons” in compliance with Regulation S under the Securities Act.
The Notes and related guarantees have not been registered under the Securities Act or the securities laws of any other jurisdiction and may not be offered or sold in the United States absent registration or an applicable exemption from the registration requirements.
This press release is issued pursuant to Rule 135c of the Securities Act, is for informational purposes only and shall neither constitute an offer to sell nor the solicitation of an offer to buy the Notes or any other securities. The offering of the Notes is not being made to any person in any jurisdiction in which the offer, solicitation or sale is unlawful. The offering has not been approved by any gaming regulatory authority having jurisdiction over any of CDI’s casino operations.
About Churchill Downs Incorporated
Churchill Downs Incorporated (“CDI”) (Nasdaq: CHDN), headquartered in Louisville, Ky., is an industry-leading racing, gaming and online entertainment company anchored by our iconic flagship event - The Kentucky Derby. We own and operate the largest legal online horseracing wagering platform in the U.S., through our TwinSpires business. We are also a leader in brick-and-mortar casino gaming with approximately 11,000 slot machines and VLTs and approximately 200 table games in eight states after our acquisition of a majority interest in Rivers Casino in Des Plaines, Illinois and the Lady Luck Nemacolin transaction. In August 2018, we launched our BetAmerica Sportsbook at our two Mississippi casino properties and have announced plans to enter additional U.S. sports betting and iGaming markets. Derby City Gaming, the first historical racing machine (“HRM”) facility in Louisville, Kentucky, was opened in September 2018 with 900 HRM machines.
Information set forth in this presentation contains various “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995 (the “Act”), which provides certain “safe harbor” provisions. All forward-looking statements made in this presentation are made pursuant to the Act. Forward-looking statements are typically identified by the use of terms such as “anticipate,” “believe,” “could,” “should,” “would,” “estimate,” “may,” “project,” and similar words, although some forward-looking statements are expressed differently.
The reader is cautioned that such forward-looking statements are based on information available at the time and/or management’s good faith belief with respect to future events, and are subject to risks and uncertainties that could cause actual performance or results to differ materially from those expressed in the statements. Such risks and uncertainties and other factors include, but are not limited to: the effect of economic conditions on our consumers' confidence and discretionary spending or our access to credit; additional or increased taxes and fees; public perceptions or lack of confidence in the integrity of our business; loss of key or highly skilled personnel; restrictions in our debt facilities limiting our flexibility to operate our business; failure to comply with the financial ratios and other covenants in our debt facilities and other indebtedness; general risks related to real estate ownership, including fluctuations in market values and environmental regulations; catastrophic events and system failures disrupting our operations; online security risks, including cyber-security breaches, and other security risks related to our technology, and loss or misuse of any stored information as a result of such a breach, including customers’ personal information; the extent to which we can recover under our insurance policies for damages sustained at our operating properties in the event of inclement weather and casualty events; and other risks and uncertainties described in our reports on Form 10-K, Form 10-Q and Form 8-K filed with the Securities and Exchange Commission. We assume no obligation to update forward-looking information to reflect actual results, changes in assumptions or changes in other factors affecting forward-looking information.